UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          □

Item 1.01          Entry into a Material Definitive Agreement

On September 19, 2018, Royale Energy, Inc. (“Royale”) entered into a purchase and sale agreement (“PSA”) to acquire interests in oil fields in the Texas Permian Basin and Southern California from West Coast Energy Properties Limited Partnership, a privately held limited partnership.  Royale will purchase non-operated interests in the Whittier field in the LA Basin and Bellevue field in the San Joaquin basin in California where Royale already has a joint venture with RMX Resources and in the Jameson North field in the Permian Basin and Big Mineral Creek in the Marietta Basin in North Texas.

The acquisition will add approximately 234 barrels of oil equivalent per day net and 3.1 million barrels of oil equivalent in reserves for an acquisition price of $12 million dollars.  Royale will be acquiring the total proved reserves for $3.87 per barrel of oil equivalent in the ground (this includes both oil and natural gas reserves). The reserves are oil weighted at 82 percent.

Royale’s joint venture partner, RMX Energy, LLC, has the right under the terms of the RMX Energy Company Agreement to acquire up to 50% of Royale’s acquired interest in the California properties from Royale at the same price and terms as are provided in the PSA.

Closing on the purchase is scheduled to occur within 45 days of execution of the agreement, and Royale has the option to extend the outside closing date by an additional 30 days by paying a $500,000 deposit.  The closing is subject to completion of due diligence by the parties and other closing terms and conditions which are customary in similar oil and gas lease purchase transactions.  The PSA also contains customary representations and warranties by the parties. Closing of the purchase is contingent on Royale’s arranging of acceptable financing.  A copy of the PSA is attached as an exhibit to this Report.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

2.1	Purchase and Sale Agreement between Royale Energy, Inc., and West Coast Energy Properties Limited Partnership (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 20, 2018	By:	Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer